EXHIBIT 99.2

July 24, 2025 1 2Q 2025 Financial Results

Forward Looking Statements 2 Certain statements contained in this presentation that are not historical facts may constitute forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . We may also make forward - looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees . You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations . Forward - looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control . These include, but are not limited to, changes in interest rates ; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates ; turbulence in the capital and debt markets ; competitive pressures from other financial institutions ; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives ; changes in the value of securities and other assets in the Company’s investment portfolio ; increases in loan and lease default and charge - off rates ; the adequacy of allowances for loan and lease losses ; failure to complete the proposed merger with Berkshire Hills Bancorp, Inc . (“Berkshire”) or unexpected delays related to the merger or either party’s inability to satisfy closing conditions required to complete the merger ; failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger) ; certain restrictions during the pendency of the proposed merger with Berkshire that may impact the Company’s ability to pursue certain business opportunities or strategic transactions ; the diversion of management’s attention from ongoing business operations and opportunities ; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments ; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics ; changes in regulation ; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments ; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired ; and changes in assumptions used in making such forward - looking statements . Forward - looking statements involve risks and uncertainties which are difficult to predict . The Company’s actual results could differ materially from those projected in the forward - looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10 - K, as updated by its Quarterly Reports on Form 10 - Q and other filings submitted to the SEC . The Company does not undertake any obligation to update any forward - looking statement to reflect circumstances or events that occur after the date the forward - looking statements are made . Non - GAAP In addition to financial measures presented in accordance with U . S . generally accepted accounting principles (“GAAP”), this presentation contains certain non - GAAP financial measures, including, without limitation, operating earnings, and the ratios of tangible common equity to tangible assets . The presentation of non - GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP . Please see the Earnings Release for certain Non - GAAP reconciliations .

x Loans declined $61 million, driven by a reduction in CRE loans of $95 million. x Customer deposits increased $59 million. x Margin increased 10 bps to 3.32%. x Operating Earnings excludes $0.4 million in Merger related expenses. x ROA of 0.77%; ROTCE 8.85% x NPAs to total assets of 0.55%. 3 x Net charge offs $5.1 million (0.21% annualized). x The reserve for loan losses represents a coverage ratio of 132 basis points. x Total Risk Based Capital of 13.03%* and Tangible Common Equity of 8.8%. x Remain on target to close the merger with Berkshire Hills Bancorp announced on Dec. 16th and approved by stockholders on May 21 st . Quarterly Net Income of $22.0 million and EPS of $0.25 Quarterly Operating Earnings of $22.4 million and Operating EPS of $0.25 Quarterly Dividend of $0.135 Per Share * Regulatory capital ratios are preliminary estimates and may differ from numbers calculated in final Regulatory filings.

Summary Income Statement

$m, except per share amts	Linked Quarter (LQ) 2Q25	1Q25	Δ	%Δ	Year over Year (YoY) 2Q24	Δ	%Δ
Net interest income	$ 88.7	$ 85.8	$ 2.9	3%	$ 80.0	$ 8.7	11%
Noninterest income	6.0	5.7	0.3	5%	6.4	(0.4)	-6%
Security gains (losses)	-	-	-	-	-	-	-
Total Revenue	94.7	91.5	3.2	3%	86.4	8.3	10%
Noninterest expense	57.7	59.0	(1.3)	-2%	58.4	(0.7)	-1%
Restructuring/Merger exp.	0.4	1.0	(0.6)	-60%	0.8	(0.4)	-50%
Pretax, Preprov. Net Rev.	36.6	31.5	5.1	16%	27.2	9.4	35%
Provision for credit losses	7.0	6.0	1.0	17%	5.6	1.4	25%
Pretax income	29.6	25.5	4.1	16%	21.6	8.0	37%
Provision for taxes	7.6	6.4	1.2	19%	5.3	2.3	43%
Net Income	$ 22.0	$ 19.1	$ 2.9	15%	$ 16.3	$ 5.7	35%
EPS	**$ 0.25**	**$ 0.21**	**$ 0.04**	**19%**	**$ 0.18**	**$ 0.07**	**39%**
Avg diluted shares (000s)	89,613	89,568	45	0%	89,222	391	0%
Return on Assets	0.77%	0.66%	0.11%		0.57%	0.20%	
Return on Tangible Equity	8.85%	7.82%	1.03%		7.04%	1.81%	
Net Interest Margin	3.32%	3.22%	0.10%		3.00%	0.32%	
Efficiency Ratio	61.34%	65.60%	-4.26%		68.50%	-7.16%	

- Net Income of $22 million or $0.25 per share.
- Net interest income increased $2.9 million from Q1 driven by lower funding costs.
- Noninterest income increased $0.3 million from prior quarter on higher gains on loan sales.
- Noninterest expense declined $1.3 million linked quarter, due to generally lower operating costs partially offset by higher marketing spend.
- Slightly lower merger expenses of $439 thousand.
- Provision for credit losses of $7 million for the quarter, an increase of $1 million from the prior quarter.

Amounts as presented may differ slightly from the Company's Earnings Release due to rounding to foot schedules presented.

BROOKLINE BANCORP
4

GAAP versus Operating Earnings (non - GAAP) Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. 5 ▪ Operating earnings were $22.4 million excluding $439 thousand in merger expenses which were primarily non tax deductible. Operating Non - Core GAAP $m, except per share amts $ 88.7 $ - $ 88.7 Net interest income 6.0 6.0 - Noninterest income - - - Security gains (losses) 94.7 94.7 - Total Revenue 57.7 57.7 - Noninterest expense - (0.4) 0.4 Merger expense 37.0 0.4 36.6 Pretax, Preprov. Net Rev. 7.0 7.0 - Provision for credit losses 30.0 0.4 29.6 Pretax income 7.6 7.6 - Provision for taxes $ 22.4 $ 0.4 $ 22.0 Net Income $ 0.25 $ 0.00 $ 0.25 EPS 89,613 89,613 89,613 Avg diluted shares (000s) 0.79% 0.77% Return on Assets 8.98% 8.85% Return on Tangible Equity 3.32% 3.32% Net Interest Margin 60.93% 61.34% Efficiency Ratio 2Q25

Margin – Yields and Costs LQ Δ Prior Quarter 2Q25 Yield Interest Avg Bal Yield Interest Avg Bal Yield Interest Avg Bal $ millions 0.09% $ 0.6 $ (103) 5.92% $ 143.8 $ 9,719 6.01% $ 144.4 $ 9,616 Loans - 0.07% (0.2) (6) 3.60% 10.4 1,162 3.53% 10.2 1,156 Investments & earning cash 0.07% $ 0.4 $ (109) 5.67% $ 154.2 $ 10,881 5.74% $ 154.6 $ 10,772 Interest Earning Assets - 0.09% $ (0.8) $ 23 3.01% $ 53.5 $ 7,213 2.92% $ 52.7 $ 7,236 Interest bearing deposits - 0.10% (1.7) (129) 4.96% 14.4 1,164 4.86% 12.7 1,035 Borrowings - 0.12% $ (2.5) $ (106) 3.29% $ 67.9 $ 8,377 3.17% $ 65.4 $ 8,271 Interest Bearing Liabilities 0.19% 2.38% 2.57% Net interest spread 0.10% $ 2.9 3.22% $ 86.3 3.32% $ 89.2 Net interest income, TEB / Margin - 0.5 0.5 LESS: Tax Equivalent Basis (TEB) Adj. 2.9 $ 85.8 $ 88.7 $ Net Interest Income 5.50% 8.50% 5.33% 5.44% 4.75% 4.38% 4.40% 4.50% 7.50% 4.41% 4.44% 3.89% 3.96% 4.23% 4.50% 7.50% 4.45% 4.45% 3.72% 3.79% 4.24% Fed Funds (upper) Prime SOFR Ameribor 2Y Treasury 5Y Treasury 10Y Treasury 6/30/2024 9/30/2024 12/31/2024 3/31/2025 6/30/2025 Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. 6

Summary Balance Sheet

$m, except per share amts	Linked Quarter (LQ) 2Q25	1Q25	Δ	Year over Year (YoY) 2Q24	Δ	%Δ
Gross Loans, investment	$ 9,582	$ 9,643	$ (61)	$ 9,721	$ (139)	-1%
Allowance for loan losses	(127)	(124)	(3)	(122)	(5)	4%
Net Loans	9,455	9,519	(64)	9,599	(144)	-2%
Securities	867	882	(15)	856	11	1%
Cash & equivalents	507	358	149	343	164	48%
Intangibles	256	257	(1)	262	(6)	-2%
Other assets & Loans, HFS	484	504	(20)	575	(91)	-16%
Total Assets	$ 11,569	$ 11,520	$ 49	$ 11,635	$ (66)	-1%
Deposits	$ 8,961	$ 8,911	$ 50	$ 8,737	$ 224	3%
Borrowings	1,155	1,156	(1)	1,429	(274)	-19%
Reserve for unfunded loans	5	5	-	11	(6)	-55%
Other Liabilities	194	208	(14)	260	(66)	-25%
Total Liabilities	10,315	10,280	35	10,437	(122)	-1%
Stockholders' Equity	1,254	1,240	14	1,198	56	5%
Total Liabilities & Equity	$ 11,569	$ 11,520	$ 49	$ 11,635	$ (66)	-1%
TBV per share	$ 11.20	$ 11.03	$ 0.17	$ 10.53	$ 0.67	6%
Actual shares outstanding (000)	89,105	89,105	-	88,912	193	0%
Tang. Equity / Tang. Assets	8.82%	8.73%	0.09%	8.23%	0.59%	
Loans / Deposits	106.93%	108.21%	-1.28%	111.26%	-4.33%	
ALLL / Gross Loans	1.32%	1.29%	0.03%	1.25%	0.07%	

- Total assets increased $49 million driven by growth in cash equivalents.
- Loans declined $61 million.
- The allowance for loan losses increased $3 million.
- ALLL coverage increased to 1.32%.
- Deposits increased $50 million.
- Tangible Equity to Tangible Assets of 8.82%*.

Amounts as presented may differ slightly from the Company's Earnings Release due to rounding to foot schedules presented.
*Reconciliation of Non-GAAP measures in Earnings Release.

BROOKLINE BANCORP
7

Loan and Deposit Composition 16% 13% 57% 14% Loans 19% 7% 20% 24% 9% CRE C&I Equipment Consumer Deposits DDA Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. NOW Savings MMkt CDs Brkd %Δ Δ 2Q24 Δ 1Q25 2Q25 $ millions - 5% $ (296) $ 5,782 $ (95) $ 5,581 $ 5,486 CRE 22% 239 1,064 53 1,250 1,303 Commercial S - 12% (163) 1,380 (46) 1,263 1,217 Equipment Finance OA N 5% 81 1,495 27 1,549 1,576 Consumer L - 1% (139) $ 9,721 $ (61) $ 9,643 $ 9,582 $ Total Loans 5% $ 89 $ 1,638 $ 62 $ 1,665 $ 1,727 Demand deposits 0% 2 648 25 625 650 NOW 3% 60 1,736 2 1,794 1,796 Savings 4% 80 2,074 (30) 2,184 2,154 Money market 9% 160 1,718 - 1,878 1,878 CDs 8 - 18% (167) 923 (9) 765 756 Brokered deposits 3% $ 224 $ 8,737 $ 50 $ 8,911 $ 8,961 Total Deposits 21% Linked Quarter (LQ) Year over Year (YoY) DEPOSITS • Intentional reduction in Investment Commercial Real Estate (ICRE) loans and Specialty Vehicle. • ICRE / Total Risk Based Capital of 363%. • Customer deposits increased $59 million as brokered deposits decreased $9 million.

Capital Strength 9 * Regulatory capital ratios are preliminary estimates and may differ from numbers calculated in final Regulatory filings. ▪ As of June 30, 2025, the Company maintained capital well above regulatory “well capitalized” requirements. Capital in Excess of "Well Capitalized" Brookline Board Policy Limits Regulatory BASEL III Requirements preliminary estimates* Regulatory Capital Buffer $ Regulatory Capital Buffer % Operating Targets Policy Minimums "Well Capitalized" Minimum Jun - 25 $ millions $ 429.4 4.5% ≥ 8.0% ≥ 7.5% ≥ 6.5% ≥ 4.5% 11.0% Tier 1 Common / RWA $ 297.6 3.2% ≥ 9.5% ≥ 9.0% ≥ 8.0% ≥ 6.0% 11.2% Tier 1 / RWA $ 286.5 3.0% ≥ 11.5% ≥ 11.0% ≥ 10.0% ≥ 8.0% 13.0% Total Risk Based Capital $ 492.7 4.4% ≥ 6.0% ≥ 5.5% ≥ 5.0% ≥ 5.0% 9.4% Leverage Ratio

Regular Dividends Per Share The Board of Directors announced a dividend of $0.135 per share payable August 22, 2025 to stockholders of record on August 8, 2025. $0.046 10 $0.096 $0.110 $0.210 $0.316 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.355 $0.360 $0.360 $0.395 $0.440 $0.460 $0.480 $0.520 $0.540 $0.540 $0.135 $0.135 $0.135 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q1'25 Q2'25 Q3'25

Berkshire – Brookline Partnership

Merger Update

Proxy statement/prospectus filed with the SEC

Regulatory Applications filed with the appropriate federal and state agencies

Requisite stockholders approvals received on **May 21, 2025**

Anticipate Closing in the second half of **2025**

Decisions on the Core Banking Platform are completed. Conversion planning underway. **Targeting Feb 2026** for core systems conversions

Strategic Highlights*

Transformative partnership creating a premier **$24 billion Northeast franchise** positioned to benefit from significant economies of scale

Highly-complementary geographic footprints with top 10 deposit market share in **14 of 19** pro forma MSAs

Combines Berkshire's **funding base** with Brookline's **commercial lending focus** in metro markets

Pro forma institution will **leverage the strengths** and best practices of both companies to **drive operating performance**

Attractive Deal Metrics*

Berkshire legal acquirer, Brookline accounting acquirer. Berkshire balance sheet marked to market at close, providing greater flexibility in balance sheet management

Identified cost savings of **12.6%** of the combined company's expense base

Significant earnings per share accretion (**40%** GAAP | **23%** cash in 2026) with a TBV earnback period **less than 3 years**

Materially enhances profitability profile of both companies with projected 2026 ROAA of **1.28%** and ROATCE of **16.5%**

Actions Taken				Next Steps		
Transaction Announced **12/16/24**	Filed Applications With Regulators **03/17/25**	Filed S4 / Proxy **04/08/25**	Stockholders Approved **05/21/25**	Anticipate Regulatory Approvals	Anticipate Legal and Financial Close of the Merger and Consolidation of Bank Charters **Second Half 2025**	Core System Conversions **February 2026**

* As announced on December 16, 2024.

BROOKLINE BANCORP 11

QUESTIONS Paul A. Perrault, Chairman and Chief Executive Officer Carl M. Carlson, Co - President, Chief Financial and Strategy Officer Thank You. 12

APPENDIX RHODE ISLAND - PROVIDENCE BOSTON / EASTERN MASSACHUSETTS (14) WESTCHESTER / LOWER HUDSON VALLEY, NY (28) (22) Subsidiary of Eastern Funding 13

Non Performing Assets and Net Charge Offs

	Linked Quarter (LQ)			Year over Year (YoY)	
	2Q25	1Q25	Δ	2Q24	Δ
Non Performing Assets (NPAs), in millions					
CRE	$ 2.4	$ 17.4	$ (15.0)	$ 11.7	$ (9.3)
C&I	54.8	40.4	14.4	43.8	11.0
Consumer	5.1	5.3	(0.2)	5.2	(0.1)
Total Non Performing Loans (NPLs)	62.3	63.1	(0.8)	60.7	1.6
Other real estate owned	0.7	0.7	-	0.8	(0.1)
Other repossessed assets	0.6	0.2	0.4	1.2	(0.6)
Total NPAs	$ 63.6	$ 64.0	$ (0.4)	$ 62.7	$ 0.9
NPLs / Total Loans	0.65%	0.65%	0.00%	0.62%	0.03%
NPAs / Total Assets	0.55%	0.56%	-0.01%	0.54%	0.01%
Net Charge Offs (NCOs), in millions					
CRE loans	$ 3.5	$ -	$ 3.5	$ 3.8	$ (0.3)
C&I loans	1.6	7.6	(6.0)	4.6	(3.0)
Consumer loans	-	-	-	-	-
Total Net Charge Offs	$ 5.1	$ 7.6	$ (2.5)	$ 8.4	$ (3.3)
NCOs / Loans (annualized)	0.21%	0.31%	-0.10%	0.35%	-0.14%

- NPLs declined $0.8 million from the prior quarter driven by the sale of 2 CRE loans offset by further credit deterioration.
- Net charge offs of $5.1 million in the quarter driven by two impaired CRE loans which were sold in the quarter.

Amounts as presented may differ slightly from the Company's Earnings Release due to rounding to foot schedules presented.

BROOKLINE BANCORP
14

Key Economic Variables - CECL Select Economic Variables from the Moody’s Baseline Forecasts ▪ Our models use Moody’s forecasts as inputs to estimate credit losses under CECL. 15 ▪ The June 2025 economic forecasts were unfavorable compared to the March 2025 forecasts: ▪ GDP – UNFAVORABLE ▪ Unemployment – UNFAVORABLE ▪ CRE Price Index – UNFAVORABLE ▪ Forecast weightings for 2Q’25 were modified slightly in favor of Baseline versus Recession: ▪ 30% Moderate Recession; neutral target of 30% ▪ 45% Baseline; neutral target of 40% ▪ 25% Stronger Near Term Growth; neutral target of 30% Stronger Near Term Growth (S1) Baseline Moderate Recession (S3) Weightings of Moody's Forecast for CECL Model 2Q 2025 30% 45% 25% 25% 40% 35% 1Q 2025 25% 40% 35% 4Q 2024 5% 45% 50% 3Q 2024 0% 40% 60% 2Q 2024 Change from Prior CURRENT: 2Q'25 Prior Quarter: Baseline Scenario 2026 2025 2026 2025 2026 2025 (222) (122) 24,119 23,756 24,341 23,878 GDP 0.4 0.1 4.8 4.3 4.4 4.2 Unemployment Rate - - 3.0 4.0 3.0 4.0 Fed Fund Rate - (0.1) 4.3 4.2 4.3 4.3 10 Treasury (13.0) (2.1) 305.8 305.7 318.8 307.8 CRE Price Index

Major Loan Segments with Industry Breakdown

2Q25

Loans outstanding ($ millions)



$4,503
$2,127
$1,376
$1,549

Investment CRE 47%

	Perm	Constr	Total	%
Apartment	$ 1,302	$ 45	**$ 1,347**	30%
Retail	782	1	**783**	17%
Office	647	-	**647**	14%
Industrial	642	6	**648**	14%
Mixed Use	416	3	**419**	9%
1-4 Family	4	18	**22**	0%
Hotel	174	7	**181**	4%
Land	-	46	**46**	1%
Other	365	45	**410**	9%
Total	$ 4,332	$ 171	**$ 4,503**	100%

Commercial 22%

	Total	%
Food & Lodging	**$ 421**	20%
Manufacturing	**248**	12%
Finance and Ins	**232**	11%
Wholesale Trade	**127**	6%
Professional	**219**	10%
RE Agents / Brokers	**246**	12%
Health Care / Social	**176**	8%
Construction	**65**	3%
Retail	**150**	7%
Arts, Entert., Rec	**96**	5%
Condo	**42**	2%
Trans./Warehousing	**13**	1%
Other Services	**92**	4%
Total	**$ 2,127**	100%

Equipment Finance 15%

		Total	%
Eastern Funding Core	Laundry	**$ 642**	47%
Eastern Funding Core	Grocery	**51**	4%
Eastern Funding Core	Dry Cleaning	**22**	2%
Eastern Funding Core	Restaurant	**27**	2%
Eastern Funding Core	Car Wash	**11**	1%
Eastern Funding Core	EF CRE	**192**	14%
Eastern Funding Core	Other EF	**39**	3%
F	Fitness/Macrolease	**152**	11%
Specialty Vehicle	Tow Truck	**99**	7%
Specialty Vehicle	Heavy Tow	**46**	3%
Specialty Vehicle	FedEx	**24**	2%
Specialty Vehicle	Trailer	**7**	1%
Specialty Vehicle	Other Vehicle	**64**	5%
	Total	**$ 1,376**	100%

Specialty Vehicle	$ 240	17%

Discontinued - in Run off mode

Consumer 16%

	Total	%
Residential	**$ 1,100**	70%
Home Equity	**397**	25%
Other Consumer	**64**	4%
Purchase Mtge	**15**	1%
Total	**$ 1,576**	100%

Owner Occupied CRE included in Commercial and Equipment Finance

Total Loans Outstanding **$ 9,582**

Amounts as presented may differ slightly from the Company's Earnings Release due to rounding to foot schedules presented.

BROOKLINE BANCORP

16

CRE – Loan to Value (LTV) 44% 45% 41% 38% 44% 15% 38% 53% 52% 49% 46% 42% 57% 43% 69% 62% 44% 44% 7% 9% 13% 4% 13% 0% 3% 2% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Apartment Retail Office Industrial 50% and lower Mixed Use 50 - 70 Medical Hotel Restaurant Other Non Owner Occupied CRE and Multifamily Exposures at June 30, 2025. Exposures by LTV 70 - 80 80+ 20% 49% 1% 8% 17

37% 45% 46% 27% 40% 26% 55% 61% 32% 10% 7% 6% 7% 10% 4% 3% 5% 11% 16% 17% 26% 22% 23% 26% 11% 25% 30% 21% 15% 17% 23% 24% 2 0% 3% 19% 3% 7% 16% 1% 25% 9% 10% 0 3% 9% 0% 19% 9% 4% 1 2% 1 2% 3% 1% 1 2% 15% 1% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Apartment Retail Office 2019 and Before Restaurant Other Non Owner Occupied CRE and Multifamily Exposures at June 30, 2025. Exposures by Year of Origination Industrial Mixed Use Medical Hotel 2020 2021 2022 2023 2024 2025 2 % CRE - Vintage 3% 7% 21% 20% 8% 39% 18

ICRE Maturities, excludes Construction 2Q25 ICRE Maturities by Size Average Loan Size Number of Loans Outstanding Loan Size $17.5 25 $437.7 $10MM+ 7.1 31 221.1 $5MM - $10MM 2.4 99 235.2 $1MM - $5MM 0.3 207 71.3 Under $1MM $2.7 362 $965.3 Total 19

Office Maturities, excludes Construction

2Q25

- No significant changes in the maturity profile of the Company's Office portfolio since last quarter. 36% ($235MM) of the portfolio is maturing before 6/30/2027, with 88% Pass rated. Maturities remain staggered in the next 24 months, with $139MM (21%) maturing before 6/30/2026.
- The Company experienced modest deterioration in the Office portfolio, with the maturing Criticized + Classified population increasing to $28.9MM during the quarter, driven by two credits in the Boston central business district.
- The $10.8MM Classified credit secured by a downtown office building discussed in prior quarters was successfully sold at $170 PSF in Q2. There was no provision impact due to existing specific reserves.
- Despite some deterioration during the quarter, the Company views this as reflective of property-specific issues associated with the downtown office market, rather than the overall health of the portfolio.

Office Maturities by Quarter



Millions
$70
$60
$50
$40
$30
$20
$10
$0
$65
$31
$0
$42
$8
$41
$12
$35
Q3 - 2025
Q4 - 2025
Q1 - 2026
Q2 - 2026
Q3 - 2026
Q4 - 2026
Q1 - 2027
Q2 - 2027

Office Maturities - Asset Quality

Loan Size	Outstanding	Average Loan Size	Average DSC	Average LTV
Core	$205.8	$4.9	1.69x	52%
Criticized + Classified	28.9	4.2	-0.11x	68%
Total	**$234.6**	**$4.8**	**1.47x**	**54%**

Office Maturities by Submarket

Bank	Outstanding	Number of Loans	Average Loan Size
Brookline Bank	**$183.0**	**21**	**$8.7**
Boston	*59.1*	6	*9.8*
Inside 128	*45.3*	6	*7.6*
Other BBK	*78.6*	9	*8.7*
Bank Rhode Island	**50.8**	**20**	**2.5**
Providence Cranston Pawtucket	*37.1*	14	*2.7*
Other BARI	*13.7*	6	*2.3*
PCSB	**0.8**	**4**	**0.2**
NY	*0.1*	*1*	*0.1*
Other PCSB	*0.7*	*3*	*0.2*
Total	**$234.6**	**45**	**$5.2**

BROOKLINE BANCORP
20

Multi-Family Maturities, excludes Construction
2Q25

- 17% ($248MM) of the multi-family portfolio matures before 6/30/2027. 94% of the population is Pass rated.
- The maturing Criticized + Classified population is comprised of two previously reported construction-to-perm loans totaling $14.3MM secured by fully occupied low income and affordable housing complexes in Wareham. The loans have experienced delays in obtaining permanent takeout financing from MassHousing, but are still expected to pay off in 2025.
- While the portfolio continues to remain healthy, as evidenced by a 97% overall Pass rating, we do acknowledge continued DSC compression driven by higher operating and debt service costs.


Multi-Family Maturities by Quarter
Millions
$60
$50
$40
$30
$20
$10
$0
$37
$31
$40
$50
$21
$32
$19
$19
Q3 - 2025
Q4 - 2025
Q1 - 2026
Q2 - 2026
Q3 - 2026
Q4 - 2026
Q1 - 2027
Q2 - 2027


Multi-Family Maturities Composition
0%
1%
9%
8%
82%
10+ Apartments
1-9 Multi-Family
Mixed Use
1-9 Condo
10+ Condo

Multi-Family Maturities - Asset Quality

Loan Size	Outstanding	Average Loan Size	Average DSC	Average LTV
Core	$233.8	$2.1	1.73x	48%
Criticized + Classified	14.3	7.1	0.89x	73%
Total	**$248.1**	**$2.4**	**1.68x**	**50%**

BROOKLINE BANCORP
21

ICRE Repricing, excludes Construction and Swapped/Floating Rate Loans 2Q25 ICRE Repricing by Size Average Loan Size Number of Loans Outstanding Loan Size $13.6 5 $68.0 $10MM+ 6.5 13 85.0 $5MM - $10MM 2.1 112 239.3 $1MM - $5MM 0.4 147 64.5 Under $1MM $1.6 277 $456.8 Total 22

Consumer Loans – LTV / FICO 2Q25 23 700+ 84% 650 - 699 6% 600 - 649 2% 599 - 2% N/A 6% 50% or less 32% 50% - 69% 38% 70% - 80% 26% 80%+ 4% 700+ 90% 50% - 69% 31% 70% - 80% 34% 80%+ 2% Resid. 1 - 4 58% LTV Resid. 1 - 4 FICO 650 - 699 3% Home Equity FICO 50% or less Home Equity 33% 56% LTV

Well Diversified Deposit Base – 72% of Customer Deposits are Insured* Consumer Deposits 47% (75% insured) Commercial Deposits 42% (62% insured) * Insured includes deposits which are collateralized. 2Q25 Municipal Deposits 3% Brokered Deposits 8% 24

Securities Portfolio 2Q25 ▪ Highly liquid, risk averse securities portfolio with prudent duration and minimal extension risk. The entire investment portfolio is classified as Available for Sale. ▪ The after tax, mark to market on the portfolio is included in Accumulated Other Comprehensive Income in Stockholders’ Equity. Total OCI represents a reduction in stockholders’ equity of 3.2%. UST 53% 25 Agency 21% Corp 1% MBS 21% CMO 2% Municipals 2% Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented. Duration Book Yield Unreal. G/L Fair Value Book Value Current Par $ in millions 2.3 2.85% (16) $462 $478 $480 U.S. Treasuries 3.4 2.61% (14) 178 192 188 Agency Debentures 1.5 6.54% 0 12 12 13 Corp Bonds 4.9 3.08% (19) 180 199 210 Agency MBS 4.3 2.96% (1) 16 17 18 Agency CMO 2.4 4.69% (1) 19 20 21 Municipals/Other 3.1 2.94% $ (51) $ 867 $ 918 $ 930 Total

Interest Rate Risk Floating (<3m) 33% Adj. 25% Fixed 42% Loan Originations, $445 million Total Loan Portfolio Mix – Duration 2.0 0.24% 0.31% 0.28% 0.21% 0.21% 0.37% 0.57% 0.44% 0.75% 0.78% 0.87% Cumulative Net Interest Income Change by Quarter 06/30/2025 Flat Balance Sheet , simulations reflect a product weighted beta of ~ 45% on total deposits. - 100bps Ramp Forward - Implied Rates +200bps Ramp 1Q’26 0.75% Floating (<3m) 23% 26 Adj. 38% Fixed 39% 2Q25 2Q’25 3Q’25 4Q’25

Deposit and Funding Betas - Percentage Change in Cost versus Change in Federal Funds Rate

2Q25

	Rising Interest Rate Environment				Declining Interest Rate Environment			
Rates / Costs	Cycle Start 4Q21	Cycle End 2Q24	Period Change	Beta*	Cycle End 2Q24	Current 2Q25	Period Change	Beta*
Fed Funds Rate	0.25%	5.50%	5.25%		5.50%	4.50%	-1.00%	
NOW	0.08%	0.68%	0.60%	11%	0.68%	0.65%	-0.03%	3%
Savings	0.10%	2.76%	2.66%	51%	2.76%	2.41%	-0.35%	35%
MMA	0.26%	3.08%	2.82%	54%	3.08%	2.56%	-0.52%	52%
CDs	0.73%	4.43%	3.70%	70%	4.43%	3.93%	-0.50%	50%
Brokerd CDs	0.16%	5.25%	5.09%	97%	5.25%	4.57%	-0.68%	68%
Total Interest Bearing	0.32%	3.39%	3.07%	58%	3.39%	2.92%	-0.47%	47%
DDA	0.00%	0.00%	0.00%	0%	0.00%	0.00%	0.00%	0%
Total Deposit Costs	0.23%	2.75%	2.52%	48%	2.75%	2.38%	-0.37%	37%
Borrowings	2.05%	5.00%	2.95%	56%	5.00%	4.86%	-0.14%	14%
Total Funding Costs	0.30%	3.04%	2.74%	52%	3.04%	2.64%	-0.40%	40%

* Betas based on reported quarterly cost of funds (Betas expressed as absolute values); Does not capture the impact of lag effects and timing of rate moves. Cost of deposits reflects interest costs over the quarter on a blended product category basis.

- The Federal Reserve began increasing the Federal Funds rate in March 2022; increasing rates 5.25% through June 2024.
- **On Sept 18, 2024 the FRB began reducing the Federal Funds rate with an initial cut of 50 basis points.**
- Additional 25 basis point reductions occurred at both the November 7th and December 18th, 2024 meetings.

BROOKLINE BANCORP

27